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                                                                    EXHIBIT 12.4

ROGERS CABLE INC.
FINANCIAL STATEMENT SCHEDULE
SCHEDULE OF VALUATION AND QUALIFYING ACCOUNTS
(Amounts in thousands of Canadian dollars)

                                                   Balance,
                                                 beginning of    Charged to costs and                          Balance, end
                                                     year              expenses              Deductions          of year
                                                 ------------    --------------------       -----------        ------------
Allowance for doubtful accounts receivable

    Year ended December 31:
          2001                                     $ 5,435            $13,741 (1)          $(11,711) (2)         $ 7,465
          2002                                       7,465             18,626 (1)           (15,971) (2)          10,120
          2003                                      10,120             20,028 (1)           (21,810) (2)           8,338

Notes:

      (1) Represents increase in allowance for doubtful accounts receivable charged to expense.

      (2) Represents the accounts receivable written-off against the allowance for doubtful accounts receivable.